                                                               EXHIBIT (1)(b)(i)



                           USAA LIFE INVESTMENT TRUST


                             MASTER TRUST AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

Description                                                             Page
-----------                                                             ----

ARTICLE I.  NAME AND DEFINITIONS.......................................... 1
     Section 1.1  Name and Principal Office............................... 1
     Section 1.2  Definitions............................................. 1
          (a)           "Bylaws".......................................... 1
          (b)           "class"........................................... 2
          (c)           "Commission"...................................... 2
          (d)           "Trust Agreement"................................. 2
          (e)           "1940 Act"........................................ 2
          (f)           "Shareholder"..................................... 2
          (g)           "Shares".......................................... 2
          (h)           "Sub-Trust"....................................... 2
          (i)           "Trust"........................................... 2
          (j)           "Trustees"........................................ 2

ARTICLE II.  PURPOSE OF TRUST............................................. 2

ARTICLE III.  THE TRUSTEES................................................ 2
     Section 3.1  Number, Designation, Election, Term, etc................ 2
          (a)           Initial Trustees.................................. 2
          (b)           Number............................................ 3
          (c)           Election and Term................................. 3
          (d)           Resignation and Retirement........................ 3
          (e)           Removal........................................... 3
          (f)           Vacancies......................................... 3
          (g)           Effect of Death, Resignation, etc................. 4
          (h)           No Accounting..................................... 4
     Section 3.2  Powers of Trustees...................................... 4
          (a)           Investments....................................... 5
          (b)           Disposition of Assets............................. 5
          (c)           Ownership Powers.................................. 5
          (d)           Subscription...................................... 5
          (e)           Form of Holding................................... 5
          (f)           Reorganization, etc............................... 6
          (g)           Voting Trusts, etc................................ 6
          (h)           Compromise........................................ 6
          (i)           Partnership, etc.................................. 6
          (j)           Borrowing and Security............................ 6
          (k)           Guarantees, etc................................... 6
          (l)           Insurance......................................... 6
          (m)           Pensions, etc..................................... 7
          (n)           Distribution Plans................................ 7

     Section 3.3  Certain Contracts                                        7
          (a)           Advisory.........................................  7
          (b)           Administration...................................  7
          (c)           Distribution.....................................  7
          (d)           Custodian and Depository.........................  8
          (e)           Transfer Agent and Dividend Disbursing
        Agency...........................................................  8
          (f)           Shareholder Servicing............................  8
          (g)           Accounting.......................................  8
     Section 3.4        Payment of Trust Expenses and Compensation
        of Trustees......................................................  9
     Section 3.5        Ownership of Assets of the Trust.................  9
     Section 3.6        Action by Trustees...............................  9

ARTICLE IV.  SHARES...................................................... 10
     Section 4.1 Description of Shares................................... 10
     Section 4.2 Establishment and Designation of Sub-Trusts
        and Classes...................................................... 11
          (a)           Assets Belonging to Sub-Trusts................... 12
          (b)           Liabilities Belonging to Sub-Trusts.............. 12
          (c)           Dividends........................................ 13
          (d)           Liquidation...................................... 13
          (e)           Voting........................................... 13
          (f)           Redemption by Shareholder........................ 14
          (g)           Redemption by Trust.............................. 14
          (h)           Net Asset Value.................................. 14
          (i)           Transfer......................................... 15
          (j)           Equality......................................... 15
          (k)           Fractions........................................ 15
          (l)           Conversion Rights................................ 16
          (m)           Class Differences................................ 16
     Section 4.3  Ownership of Shares.................................... 16
     Section 4.4  Investments in the Trust............................... 16
     Section 4.5  No Preemptive Rights................................... 16
     Section 4.6  Status of Shares and Limitation of Personal
                   Liability............................................. 16
     Section 4.7  No Appraisal Rights.................................... 17

ARTICLE V.  LIMITATION OF LIABILITY; INDEMNIFICATION..................... 17
     Section 5.1  Trustees, Shareholders, etc. Not Personally
                   Liable; Notice........................................ 17
     Section 5.2  Trustee's Good Faith Action; Expert Advice;
                   No Bond or Surety..................................... 17
     Section 5.3  Indemnification of Shareholders........................ 18
     Section 5.4  Indemnification of Trustees, Officers, etc............. 18
     Section 5.5  Compromise Payment..................................... 19
     Section 5.6  Liability of Third Persons Dealing with
                   Trustees.............................................. 19

ARTICLE VI.  MISCELLANEOUS............................................... 20
     Section 6.1  Duration and Termination of Trust...................... 20
     Section 6.2  Reorganization......................................... 20
     Section 6.3  Amendments............................................. 21
     Section 6.4  Filing of Copies; References; Headings................. 21
     Section 6.5  Applicable Law......................................... 22
     Section 6.6  Resident Agent......................................... 22

                                 USAA LIFE INVESTMENT TRUST
                                 --------------------------

                                 MASTER TRUST AGREEMENT
                                 ----------------------


     MASTER TRUST AGREEMENT (the "Trust Agreement") made at San Antonio, Texas this 14th day of December, 1994, by the Trustees hereunder, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

                                 WITNESSETH

     WHEREAS this Trust has been formed to carry on the business of an investment company; and

     WHEREAS this Trust is authorized to issue its shares of beneficial interest ("Shares") in separate series, each separate series to be a Sub-Trust hereunder, and to issue classes of Shares of any Sub-Trust or divide Shares of any Sub-Trust into two or more classes, all in accordance with the provisions hereinafter set forth; and

     WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware business trust in accordance with the provisions hereinafter set forth.

     NOW, THEREFORE, the Trustees hereby declare that they will hold IN TRUST all cash, securities and other assets which the Trust may from time to time acquire and manage and dispose of the same upon the following terms and conditions for the benefit of the holders of Shares in this Trust and the Sub-Trusts created hereunder as hereinafter set forth.

                                   ARTICLE I
                                   ---------
                             NAME AND DEFINITIONS
                             --------------------

     Section 1.1 Name and Principal Office. This Trust shall be known as USAA Life Investment Trust, and the Trustees shall conduct the business of the Trust under that name or any other name(s) or and in such location(s) as they may from time to time determine.

     Section 1.2 Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) "Bylaws" shall mean the Bylaws of the Trust as amended from time to time and such Bylaws are hereby incorporated by reference into the Trust Agreement pursuant to Section 3801(f)(2) Delaware Business Trust Act;

     (b) "class" refers to any class of Shares of any Sub-Trust established and designated under or in accordance with the provisions of Article IV;

     (c) "Commission" shall have the meaning given it in the 1940 Act;

     (d) "Trust Agreement" shall mean this Master Trust Agreement as amended or restated from time to time;

     (e) "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

     (f) "Shareholder" means a record owner of Shares;

     (g) "Shares" refers to the transferable units of interest into which the beneficial interest in the Trust and each Sub-Trust of the Trust and/or any class of any Sub-Trust (as the context may require) shall be divided from time to time;

     (h) "Sub-Trust" refers to a series ("Series") of Shares established and designated under or in accordance with the provisions of Article IV hereof;

     (i) "Trust" refers to the Delaware business trust established by this Trust Agreement inclusive of each and every Sub-Trust established hereunder; and

     (j) "Trustees" refers to the Trustees of the Trust and of each Sub-Trust named herein or elected in accordance with Article III.


                                  ARTICLE II
                                  ----------
                               PURPOSE OF TRUST
                               ----------------

     The purpose of the Trust is to operate as an investment company through one or more Sub-Trusts investing primarily in securities, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Trust Agreement.

                                  ARTICLE III
                                  -----------
                                 THE TRUSTEES
                                 ------------

     Section 3.1  Number, Designation, Election, Term, etc.

     (a) Initial Trustees. The number of Trustees of the Trust and each Sub-Trust hereunder shall initially be one, who shall be Edwin L. Rosane.
     (b) Number. The Trustees serving as such, whether named above or hereafter becoming Trustees, may increase or decrease the number of Trustees to a number other than the number theretofore determined. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (e) of this
Section 3.1.

     (c) Election and Term. Each Trustee, whether named above or hereafter becoming a Trustee, shall serve as a Trustee of the Trust and of each Sub-Trust hereunder during the lifetime of this Trust and until its termination as hereinafter provided, except as such Trustee sooner dies, resigns, retires, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own successors and may, pursuant to Section 3.1(f) hereof, appoint Trustees to fill vacancies.

     (d) Resignation and Retirement. Any Trustee may resign or retire as a Trustee, by written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument and shall be effective as to the Trust and each Sub-Trust hereunder.

     (e) Removal.  Any Trustee may be removed with or without cause at any time;
(i) by written instrument, signed by at least two-thirds of the number of Trustees in office immediately prior to such removal, specifying the date upon which such removal shall become effective; or (ii) by vote of Shareholders holding not less than two-thirds of the Shares then outstanding, cast in person or by proxy at any meeting called for the purpose; or (iii) by a written declaration signed by Shareholders holding not less than two-thirds of the Shares then outstanding and filed with the Trust's custodian. Any such removal shall be effective as to the Trust and each Sub-Trust hereunder.

     (f) Vacancies. Any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of

Trustees by the other Trustees, may be filled by a majority of the remaining Trustees, subject to the provisions of Section 16(a) of the 1940 Act, through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine. Such appointment shall be effective upon the written acceptance of the person named therein to serve as a Trustee and agreement by such person to be bound by the provisions of this Trust Agreement, except that any such appointment in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees, to be effective at a later date, shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted such appointment and shall have agreed in writing to be bound by this Trust Agreement and the appointment is effective, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance. Unless required by the 1940 Act, no vacancy need be filled so long as there are at least two remaining trustees.

     (g) Effect of Death, Resignation, etc. The death, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or any Sub-Trust hereunder or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Trust Agreement.

     (h) No Accounting. Except to the extent required by the 1940 Act or under circumstances which would justify his removal for cause, no person ceasing to be a Trustee as a result of his death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

     Section 3.2 Powers of Trustees. Subject to the provisions of this Trust Agreement, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management and operation of the Trust. Trustees shall have full authority and absolute power and control over the assets of the Trust and the business of the Trust to the same extent as if the Trustees were the sole owners of the assets of the Trust and the business in their own right, including such authority, power and control to do all acts and things as they, in their discretion, shall deem proper to accomplish the purposes of this Trust. Without limiting the foregoing, the Trustees may adopt Bylaws not inconsistent with this Trust Agreement providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders; they may from time to time in accordance with the provisions of
Section 4.1 hereof establish Sub-Trusts, each such Sub-Trust to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes; they may from time to time in accordance with the provisions of Section 4.1 hereof establish classes of Shares of any Sub-Trust or divide the Shares of any Sub-Trust into classes; they may as they consider appropriate hire and terminate employees and agents who may be designated as officers with titles, including, but not limited to, "president," "vice-president," "treasurer," "secretary," "assistant secretary," "assistant treasurer," "managing director," "chairman of the board," "vice chairman of the board" and who in such capacity may act for and on behalf of the Trust, as and to the extent authorized by the Trustees, and appoint and terminate agents and consultants, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; in accordance with Section 3.3 they may employ one or more advisers, administrators, depositories and custodians and may authorize any depository or custodian to employ subcustodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments, retain transfer, dividend disbursing, accounting or Shareholder servicing agents or any of the foregoing, provide for the distribution of Shares by the Trust through one or more distributors, principal underwriters or otherwise, and set record dates or times for the determination of Shareholders with respect to various matters; they may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate; and in general they may delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and any Sub-Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

     Without limiting the foregoing and to the extent not inconsistent with the 1940 Act or other applicable law, the Trustees shall have power and authority for and on behalf of the Trust and each separate Sub-Trust established hereunder:

     (a) Investments. To invest and reinvest cash and other property, and to hold cash or other property uninvested in accordance with the investment policies and restrictions of each Sub-Trust as set out from time to time in the prospectus for the Sub-Trust;

     (b) Disposition of Assets. To sell, exchange, lend, pledge, hypothecate, write options on and lease any or all of the assets of the Trust;

     (c) Ownership Powers. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities, debt instruments or property as the Trustees shall deem proper;

     (d) Subscription. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or debt instruments;

     (e) Form of Holding. To hold any security, debt instrument or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or of any Sub-Trust or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

     (f) Reorganization, etc. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or debt instrument of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;

     (g) Voting Trusts, etc. To join with other holders of any securities or debt instruments in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

     (h) Compromise. To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any Sub-Trust or any matter in controversy, including but not limited to claims for taxes;

     (i) Partnerships, etc. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (j) Borrowing and Security. To borrow funds or other property in the name of the Trust exclusively for Trust purposes, and in connection therewith, to issue notes or other evidence of indebtedness, and to mortgage and pledge the assets of the Trust or any part thereof to secure any or all of such indebtedness;

     (k) Guarantees, etc. To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any of or all such obligations;

     (l) Insurance. To purchase and pay for entirely out of Trust property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

     (m) Pensions, etc. To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trust and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

     (n) Distribution Plans. To adopt on behalf of the Trust or any Sub-Trust with respect to any class thereof a plan of distribution and related agreements thereto pursuant to the terms of Rule 12b-1 of the 1940 Act and to make payments from the assets of the Trust or the relevant Sub-Trust or Sub-Trusts pursuant to said Rule 12b-1 Plan.

     Section 3.3 Certain Contracts. Subject to compliance with the provisions of the 1940 Act, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other type of organizations, or individuals (a "Contracting Party"), to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or on behalf of the Trust and/or any Sub-Trust, and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine appropriate:

     (a) Advisory. Subject to the general supervision of the Trustees and in accordance with the investment policies and restrictions of each Sub-Trust as set out from time to time in the prospectus for the Sub-Trust, with respect to the investments of the Trust or the assets belonging to any Sub-Trust of the Trust (as that phrase is defined in subsection (a) of Section 4.2 hereof), to manage such investments and assets, make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments and assets;

     (b) Administration. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust and each Sub-Trust (including each class thereof), to supervise all or any part of the operations of the Trust and each Sub-Trust, and to provide all or any part of the administrative and clerical personnel, office space and office equipment and services appropriate for the efficient administration and operations of the Trust and each Sub-Trust;

     (c) Distribution. To distribute the Shares of the Trust and each Sub-Trust (including any classes thereof), to the principal underwriter of such Shares, and/or to act as agent of the Trust and each Sub-Trust in the sale of Shares and the acceptance or rejection of orders for the purchase of Shares;

     (d) Custodian and Depository. To act as depository for and to maintain custody of the property of the Trust and each Sub-Trust and accounting records in connection therewith;

     (e) Transfer and Dividend Disbursing Agent. To maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof, and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends;

     (f) Shareholder Servicing. To provide service with respect to the relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters; and

     (g) Accounting. To handle all or any part of the accounting responsibilities, whether with respect to the Trust's properties, Shareholders or otherwise.

     The same person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions that are not inconsistent with the 1940 Act relating to the standard of duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Trust or a Contracting Party from entering into sub-contractual arrangements relative to any of the matters referred to in Sections 3.3(a) through (g) hereof.

     The fact that:

          (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, investment adviser, principal underwriter or distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust or any Sub-Trust, or that

          (ii) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or have other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust or any Sub-Trust and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust, any Sub-Trust or its shareholders, provided that in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Trust either (x) the material facts as to such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all of the Trustees), (y) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders entitled to vote thereon and the contract involved is specifically approved in good faith by vote of the Shareholders or,
(z) the specific contract involved is fair to the Trust as of the time it is authorized, approved or ratified by the Trustees or by the Shareholders.

     Section 3.4 Payment of Trust Expenses and Compensation of Trustees. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust or any Sub-Trust, or partly out of principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Sub-Trusts and/or one or more classes of Shares thereof that may be established and designated pursuant to Article IV, as the Trustees deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, any Sub-Trust and/or any class of Shares thereof, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser, administrator, distributor, principal underwriter, auditors, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, Shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.

     Section 3.5 Ownership of Assets of the Trust. Title to all of the assets of the Trust and each Sub-Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust property to be held by or in name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     Section 3.6 Action by Trustees. Except as otherwise provided by the 1940 Act or other applicable law, this Trust Agreement or the Bylaws, any action to be taken by the Trustees on behalf of or with respect to the Trust or any Sub-Trust or class thereof may be taken by the Trustees present at a meeting of Trustees (a quorum, consisting of at least one-half of the Trustees then in office, being present), within or without Delaware, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting, or by written consents of a majority of the Trustees then in office (or such large or different number as may be required by the 1940 Act or other applicable law).


                                  ARTICLE IV
                                  ----------
                                    SHARES
                                    ------

     Section 4.1 Description of Shares. The beneficial interest in the Trust shall be divided into Shares, all without par value, but the Trustees shall have the authority from time to time to issue Shares in one or more series (each of which series of Shares shall represent the beneficial interest in a separate and distinct Sub-Trust of the Trust, including without limitation each Sub-Trust specifically established and designated in Section 4.2), as they deem necessary or desirable. For all purposes under this Trust Agreement or otherwise, including, without implied limitation, (i) with respect to the rights of creditors and (ii) for purposes of interpreting the relevant rights of each Sub-Trust and the Shareholders of each Sub-Trust, each Sub-Trust established hereunder shall be deemed to be a separate trust. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Sub-Trusts as to right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the several Sub-Trusts shall have separate voting rights or no voting rights.

     In addition, the Trustees shall have exclusive power, without the requirement of Shareholder approval, to issue classes of Shares of any Sub-Trust or divide the Shares of any Sub-Trust into classes, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine in their sole discretion, and may establish and designate the specific classes of Shares of each Sub-Trust. The fact that a Sub-Trust shall have initially been established and designated without any specific establishment or designation of classes (i.e., that all Shares of such Sub-Trust are initially of a single class), or that a Sub-Trust shall have more than one established and designated class, shall not limit the authority of the Trustees to establish and designate separate classes, or one or more further classes, of said Sub-Trust without approval of the holders of the initial class thereof, or previously established and designated class or classes thereof, provided that the establishment and designation of such further separate classes would not adversely affect the rights of the holders of the initial or previously established and designated class or classes.

     The number of authorized Shares and the number of Shares of each Sub-Trust or class thereof that may be issued is unlimited, and the Trustees may issue Shares of any Sub-Trust or class thereof for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be full paid and non-assessable (but may be subject to mandatory contribution back to the Trust as provided in subsection (h) of Section 4.2). The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Sub-Trust or class thereof into one or more Sub-Trusts or classes thereof that may be established and designated from time to time. The Trustees may hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Sub-Trust or class thereof reacquired by the Trust.

     The Trustees may from time to time close the transfer books or establish record dates and times for the purpose of determining the holders of Shares entitled to be treated as such, in accordance with the provisions of the Trust's Bylaws.

     The establishment and designation of any Sub-Trust or of any class of Shares of any Sub-Trust in addition to those established and designated in
Section 4.2 shall be effective (i) upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation of the relative rights and preferences of the Shares of such Sub-Trust or class,
(ii) upon the execution of an instrument in writing by an officer of the Trust pursuant to the vote of a majority of the Trustees, or (iii) as otherwise provided in either such instrument. At any time that there are no Shares outstanding of any particular Sub-Trust or class previously established and designated, the Trustees may by an instrument executed by a majority of their number (or by an instrument executed by an officer of the Trust pursuant to the vote of a majority of the Trustees) abolish that Sub-Trust or class and the establishment and designation thereof. Each instrument establishing and designating any Sub-Trust shall have the status of an amendment to this Trust Agreement.

     Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of any Sub-Trust (including any classes thereof) of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Sub-Trust (including any classes thereof) from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Sub-Trust (including any classes thereof) generally.

     Section 4.2 Establishment and Designation of Sub-Trusts and Classes. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate the following five Sub-Trusts: USAA Life Money Market Fund, USAA Life Income Fund, USAA Life Growth and Income Fund, USAA Life World Growth Fund and USAA Life Diversified Assets Fund. The Shares of such Sub-Trusts and any Shares of any further Sub-Trust that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:

     (a) Assets Belonging to Sub-Trusts. All consideration received by the Trust for the issuance or sale of Shares of a particular Sub-Trust or any classes thereof, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of that Sub-Trust or class thereof and shall irrevocably belong to the Sub-Trust (and be allocable to any classes thereof) for all purposes, subject only to the rights of creditors of such Sub-Trust or class, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that Sub-Trust as provided in the following sentence, are herein referred to as "assets belonging to" that Sub-Trust (and allocable to any classes thereof). In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Sub-Trust (collectively "General Items"), the Trustees shall allocate such General Items to, between or among any one or more of the Sub-Trusts established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Any General Items so allocated to a particular Sub-Trust shall belong to that Sub-Trust (and be allocable to any classes thereof). Each such allocation by the

Trustees shall be conclusive and binding upon the holders of all Shares of all Sub-Trusts (including any classes thereof) for all purposes.

     (b) Liabilities Belonging to Sub-Trusts. The assets belonging to each particular Sub-Trust shall be charged with the liabilities in respect of that Sub-Trust and all expenses, costs, charges and reserves attributable to that Sub-Trust. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Sub-Trust shall be allocated and charged by the Trustees to, between or among any one or more of the Sub-Trusts established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. In addition, the liabilities in respect of a particular Sub-Trust which are not readily identifiable as belonging to any particular class of Shares of that Sub-Trust shall be allocated and charged by the Trustees to and among any one or more of the classes of Shares of that Sub-Trust established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves so allocated by the Trustees shall be conclusive and binding upon the Shareholders, creditors and any other persons dealing with the Trust or any Sub-Trust (including any classes thereof) for all purposes. Any creditor of any Sub-Trust may look only to the assets of that Sub-Trust to satisfy such creditor's debt.

     (c) Dividends. Dividends and distributions on Shares of a particular Sub-Trust or any class thereof may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Sub-Trust or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Sub-Trust, or in the case of a class, belonging to that Sub-Trust and allocable to that class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Sub-Trust or class. All dividends and distributions on Shares of a particular Sub-Trust or class thereof shall be distributed pro rata to the holders of Shares of that Sub-Trust or class in proportion to the number of Shares of that Sub-Trust or class held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payments have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares of that Sub-Trust or class or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder.
Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) of Section 4.2.

     The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

     (d) Liquidation. In the event of the liquidation or dissolution of the Trust, the holders of Shares of each Sub-Trust or any class thereof that has been established and designated shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Sub-Trust, or in the case of a class, belonging to that Sub-Trust and allocable to that class, over the liabilities belonging to that Sub-Trust or class. The assets so distributable to the holders of Shares of any particular Sub-Trust or class thereof shall be distributed among such holders in proportion to the number of Shares of that Sub-Trust or class thereof held by them and recorded on the books of the Trust. The liquidation of any particular Sub-Trust or class thereof may be authorized at any time by vote of a majority of the Trustees then in office.

     (e) Voting. On each matter submitted to a vote of the Shareholders, each holder of a Share shall be entitled to one vote for each whole Share standing in his name on the books of the Trust irrespective of the Sub-Trust or class thereof and all Shares of all Sub-Trusts and classes thereof shall vote together; provided, however, that as to any matter (i) with respect to which a separate vote of one or more Sub-Trusts, or classes thereof is required by the 1940 Act or the provisions of the writing, establishing and designating the Sub-Trust or class, such requirements as to a separate vote by such Sub-Trust or class thereof shall apply in lieu of all Shares of all Sub-Trusts and classes thereof voting together; and (ii) as to any matter which affects the interests of one or more particular Sub-Trusts or classes thereof, only the holders of Shares of the one or more affected Sub-Trusts or classes shall be entitled to vote, and each such Sub-Trust or class shall vote as a separate class.

     (f) Redemption by Shareholder. Each holder of Shares of a particular Sub-Trust or any class thereof shall have the right at such times as may be permitted by the Trust, consistent with the requirements of the 1940 Act, to require the Trust to redeem all or any part of his Shares of that Sub-Trust or class thereof on terms consistent with the 1940 Act and at a redemption price equal to the net asset value per Share of that Sub-Trust or class thereof determined in accordance with subsection (h) of this Section 4.2 after the Shares are properly tendered for redemption, subject to any contingent deferred sales charge or redemption charge in effect at the time of redemption. Payment of the redemption price shall be in cash;

provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may, subject to the requirements of the 1940 Act, make payment wholly or partly in securities or other assets belonging to the Sub-Trust of which the Shares being redeemed are part at the value of such securities or other assets used in such determination of net asset value.

     Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Sub-Trust or class thereof to require the Trust to redeem Shares of that Sub-Trust during any period or at any time when and to the extent permissible under the 1940 Act.

     (g) Redemption by Trust. Each Share of each Sub-Trust or class thereof that has been established and designated is subject to redemption by the Trust at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to subsection (f) of this Section 4.2: (i) at any time, if the Trustees determine in their sole discretion and by majority vote that failure to so redeem may have materially adverse consequences to the Trust or any Sub-Trust or to the holders of the Shares of the Trust or any Sub-Trust thereof or class thereof, or (ii) upon such other conditions as may from time to time be determined by the Trustees and set forth in the then current Prospectus of the Trust. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

     (h) Net Asset Value. The net asset value per Share of any Sub-Trust shall be (i) in the case of a Sub-Trust the quotient obtained by dividing the value of the net assets of that Sub-Trust (being the value of the assets belonging to that Sub-Trust less the liabilities belonging to that Sub-Trust) by the total number of Shares of that Sub-Trust outstanding, and (ii) in the case of a class of Shares of a Sub-Trust whose Shares are divided into classes, the quotient obtained by dividing the value of the net assets of that Sub-Trust allocable to such class (being the value of the assets belonging to that Sub-Trust allocable to such class less the liabilities belonging to such class) by the total number of Shares of such class outstanding; all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

     The Trustees may determine to maintain the net asset value per Share of any Sub-Trust at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Sub-Trust as dividends payable in additional Shares of that Sub-Trust at the designated constant dollar amount and for the handling of any losses attributable to that Sub-Trust. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Sub-Trust his pro rata portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of that Sub-Trust to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by his investment in any Sub-Trust with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

     (i) Transfer. All Shares of each particular Sub-Trust or class thereof shall be transferable, but transfers of Shares of a particular Sub-Trust or class thereof will be recorded on the Share transfer records of the Trust applicable to that Sub-Trust or class only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Sub-Trust or class and at such other times as may be permitted by the Trustees.

     (j) Equality. Except as provided herein or in the instrument designating and establishing any Sub-Trust or class thereof, all Shares of each particular Sub-Trust or class thereof shall represent an equal proportionate interest in the assets belonging to that Sub-Trust, or in the case of a class, belonging to that Sub-Trust and allocable to that class, subject to the liabilities belonging to that Sub-Trust or class, and each Share of any particular Sub-Trust or class shall be equal to each other Share of that Sub-Trust or class; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (c) of this Section 4.2 that may exist with respect to dividends and distributions on Shares of the same Sub-Trust or class. The Trustees may from time to time divide or combine the Shares of any particular Sub-Trust or class into a greater or lesser number of Shares of that Sub-Trust or class without thereby changing the proportionate beneficial interest in the assets belonging to that Sub-Trust or class or in any way affecting the rights of Shares of any Sub-Trust or class.

     (k) Fractions. Any fractional Share of any Sub-Trust or class, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Sub-Trust or class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust.

     (l) Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Sub-Trust or class thereof shall have the right to convert said Shares into Shares of one or more other Sub-Trusts or classes thereof in accordance with such requirements and procedures as may established by the Trustees.

     (m) Class Differences. The relative rights and preferences of the classes of any Sub-Trust may differ in such other respects as the Trustees may determine to be appropriate in their sole discretion, provided that such differences are set forth in the instrument establishing and designating such classes and executed by a majority of the Trustees (or by an instrument executed by an officer of the Trust pursuant to a vote of a majority of the Trustees).

     Section 4.3 Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Sub-Trust and each class thereof that has been established and designated. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Sub-Trust and class thereof held from time to time by each such Shareholder.

     Section 4.4 Investments in the Trust. The Trustees may accept investments in the Trust and each Sub-Trust from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

     Section 4.5 No Preemptive Rights. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Sub-Trust.

     Section 4.6 Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Trust Agreement. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders to be partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any

Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

     Section 4.7 No Appraisal Rights. Shareholders shall have no right to demand payment for their shares or to any other rights of dissenting shareholders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters' rights by a shareholder of a corporation organized under the General Corporation Law of the State of Delaware, or otherwise.



                                   ARTICLE V
                                   ---------
                   LIMITATION OF LIABILITY; INDEMNIFICATION
                   ----------------------------------------

     Section 5.1 Trustees, Shareholders, etc. Not Personally Liable; Notice. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Sub-Trust or class with which such person dealt for payment under such credit, contract or claim. Neither the Shareholders of any Sub-Trust or class, nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, nor any other Sub-Trust or class shall be personally liable therefore. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust, any Sub-Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only by or for the Trust (or the Sub-Trust) or the Trustees and not personally. Nothing in this Trust Agreement shall protect any Trustee, officer, employee or agent against any liability to the Trust or the Shareholders to which such Trustee or officer would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer.

     Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any duly authorized officer shall give notice that the same was executed or made by or on behalf of the Trust or by them as Trustees or as officers and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, or the particular Sub-Trust or class in question, as the case may be. The omission of any such notice shall not operate to bind any Trustee or officer or Shareholder individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking.

     Section 5.2 Trustee's Good Faith Action; Expert Advice; No Bond Surety. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable for his own wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, investment adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel or other qualified persons with respect to the meaning and operation of this Trust Agreement and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party appointed by the Trustees pursuant to Section 3.3 The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

     Section 5.3 Indemnification of Shareholders. In case any Shareholder (or former Shareholder) of any Sub-Trust of the Trust or class shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, said Sub-Trust (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of said Sub-Trust to be held harmless from and indemnified against all loss and expense arising from such liability.

     Section 5.4 Indemnification of Trustees, Officers, etc. The Trust shall indemnify (from the assets of the Sub-Trust or Sub-Trusts or class in question) each of its Trustees and officers (including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise [hereinafter referred to as a "Covered Person"]) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person had acted with wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office (such conduct referred to hereinafter as "Disabling Conduct"). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Covered Person was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Sub-Trust in question in advance of the final disposition of any such action, suit or proceeding, provided that the Covered Person shall have undertaken to repay the amounts so paid to the Sub-Trust in question if it is ultimately determined that indemnification of such expenses is not authorized under this Article V and (i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the disinterested Trustees who are not a party to the proceeding, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

     Section 5.5 Compromise Payment. As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 5.4, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (a) by a majority of the disinterested Trustees who are not parties to the proceeding or (b) by an independent legal counsel in a written opinion. Approval by the Trustees pursuant to clause (a) or by independent legal counsel pursuant to clause (b) shall not prevent the recovery from any Covered Person of any amount paid such Covered Person in accordance with any of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction to have been liable to the Trust or its Shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office.

     Section 5.6 Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.


                                  ARTICLE VI
                                  ----------
                                 MISCELLANEOUS
                                 -------------

     Section 6.1  Duration and Termination of Trust.

     (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of a majority of the Shares of each Series entitled to vote, or by the Trustees by written notice to the Shareholders. Any Series of Shares or class thereof may be terminated at any time by vote of a majority of the Shares of such Series or class entitled to vote or by the Trustees by written notice to the Shareholders of such Series or class.

     (b) Upon the requisite Shareholder vote or action by the Trustees to terminate the Trust or any one or more Series of Shares or any class thereof, after paying or otherwise providing for all charges, taxes, expenses, and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or any class thereof as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series or class to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or classes involved, ratably according to the number of Shares of such Series or class held by the several Shareholders of such Series or class on the date of distribution. Thereupon, the Trust or any affected Series or class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such Series or class shall be canceled and discharged.

     (c) Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's

Certificate of Trust to be filed in accordance with Section 3810(c) of the Delaware Business Trust Act (the "Act"), which certificate of cancellation may be signed by any one Trustee.

     Section 6.2  Reorganization.

     (a) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by applicable law, (i) cause the Trust to merge or consolidate with or into one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof, that will succeed to or assume the Trust's registration under the 1940 Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, or possession of the United States,
(ii) cause any one or more Series of the Trust to merge or consolidate with or into any one or more other Series of the Trust, one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations (iii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law or (iv) cause the Trust to incorporate under the laws of Delaware. Any agreement of merger or consolidation or exchange or certificate or merger may be signed by a majority of the Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

     (b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Act, and notwithstanding anything to the contrary contained in this Trust Agreement, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 6 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new trust instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

     (c) The Trustees may create one or more business trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust of any Series or class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or class thereof into beneficial interests in any such newly created trust or trusts or any series of classes thereof.

     Section 6.3 Amendments. All rights granted to the Shareholders under this Trust Agreement are granted subject to the reservation of the right to amend this Trust Agreement as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or repeal the prohibition of assessment upon the Shareholders without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Trust Agreement (whether or not adversely affecting the rights of any Shareholders) may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of such Trustees). Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be part of such instrument) executed by a Trustee or officer of the Trust to the effect that such amendment has been duly adopted.

     Section 6.4 Filing of Copies; References; Headings. The original or a copy of this instrument and of each restatement or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements or amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument, and all expressions like "herein," "hereof" and "hereunder" shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such restatements or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

     Section 6.5 Applicable Law. This Trust Agreement is created under and is to be governed by and construed and administered according to the laws of the State of Delaware. The Trust shall be of the type referred to in Section 3801 of the Delaware Business Trust Act and of the type commonly called a business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

     Section 6.6 Resident Agent. Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of Newcastle, Delaware is hereby designated as the initial resident agent of the Trust in Delaware.

     IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Master Trust Agreement as of the 14th day of December, 1994.

                         /s/____________________________
                         Edwin L. Rosane


                         /s/____________________________
                         Michael J.C. Roth


                         /s/____________________________
                         June R. Reedy



                         /s/____________________________
                         Gary W. West



                         /s/____________________________
                         Neil H. Stone



               THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS:

                              San Antonio, Texas
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